STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the certificate of incorporation of the corporation, University Bancorp, Inc., article FOURTH, authorized the board of directors of the corporation to designate and issue in one or more series up to 500,000 shares of Preferred Stock.

SECOND: That at a meeting of the Board of Directors of University Bancorp, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that, pursuant to the authority expressly granted to and vested in the board of directors of the Corporation by the provisions of its Certificate of Incorporation, the Board hereby creates a series of Preferred Stock of the Corporation to consist of 175,000 of the 500,000 shares of Preferred Stock, par value $.001 per share, which the Corporation now has authority to issue and the board of directors of the Corporation hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock (in addition to the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation which are applicable to Preferred Stock of all series) as follows in Appendix A.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 22nd day of April, 2005.

                                           UNIVERSITY BANCORP, INC.

                                           By:        /s/Stephen Lange Ranzini
                                                      __________________________
                                           Name:      Stephen Lange Ranzini
                                           Title:     President & CEO

                                   Appendix A

                    Certificate of the Powers, Designations,
                    Preferences and Relative, Participating,
                    Optional and Other Special Rights of the
          SERIES 4 9% CUMULATIVE SEVEN YEAR PAY-IN-KIND PREFERRED STOCK
                                       OF
                            UNIVERSITY BANCORP, INC.
                     and the Qualifications, Limitations or
           Restrictions Thereof, Which Have Not Been Set Forth in the
            Certificate of Incorporation in or Any Amendment Thereto.

                      (Pursuant to Section 151 of Chapter 1
                        of Title 8 of the Delaware Code)

     That pursuant to authority conferred upon the board of directors of the Corporation by the Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Corporation, at a duly called meeting thereof duly held on April 22, 2005, duly adopted the following resolution:

              "RESOLVED, that, pursuant to the authority expressly granted to and vested in the board of directors of the Corporation by the provisions of its Certificate of Incorporation, the Board hereby creates a series of Preferred Stock of the Corporation to consist of 175,000 of the 500,000 shares of Preferred Stock, par value $.001 per share, which the Corporation now has authority to issue and the board of directors of the Corporation hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock (in addition to the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation which are applicable to Preferred Stock of all series) as follows:

1. Designation and Number.

     The distinctive designation of the series shall be Series 4 9% Cumulative Seven Year Pay-In-Kind Preferred Stock (hereinafter, "Series 4 Preferred Stock"); the number of shares of Series 4 Preferred Stock which the Corporation is authorized to issue shall be 175,000, which number may be increased (but not in excess of the total number of authorized shares of Preferred Stock at such time) or decreased (but not below the number of shares then outstanding) from time to time by the board of directors of the Corporation (the "Board").

2. Definitions. For purposes hereof, the following terms shall have the meanings indicated.

     (a) The term "Senior Stock" means all those classes and series of preferred or special stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be senior to the Series 4 Preferred Stock with respect to the right of the holders thereof to receive dividends or to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the Corporation.

     (b) the term "Parity Stock" means: all those classes and series of preferred or special stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be on a parity with the Series 4 Preferred Stock with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the Corporation.

     (c) The term "Junior Stock" means:

          (i) Common Stock, par value $.01, of the Corporation, and

          (ii) all those classes and series of preferred, special or common stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be, subordinate to the Series 4 Preferred Stock with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or, winding-up of the Corporation.

3. Dividends and Distributions.

     (a) Subject to the prior rights of the holders of Senior Stock and in conjunction with any provision then being made for the holders of Parity Stock, the holders of shares of Series 4 Preferred Stock, in preference to the holders of Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in either:
         * cash; or
         * in additional shares of Series 4 Preferred Stock valued at $10 per share ("In Kind Issuance"); or
         * any combination of cash and In Kind Issuance on the thirtieth (30th) day of January and July in each year (each such date being referred to herein as a "Semi-Annual Dividend Payment Date"), commencing on the first Semi-Annual Dividend Payment Date after the first issuance of shares of Series 4 Preferred Stock, at, but not exceeding, the annual rate of $90.00 per share.

     (b) Dividends shall accrue on a day-to-day basis and be cumulative on issued and outstanding shares of Series 4 Preferred Stock, whether or not declared, beginning from the date of issue of such shares. Accrued but unpaid dividends shall not bear interest. If the stated dividends on the shares of Series 4 Preferred Stock are not paid in full, shares of Series 4 Preferred Stock and all shares of Parity Stock shall share ratably in the payment of dividends, including accumulations thereof, if any, on such shares in accordance with the sums which would be payable on such shares if all dividends then accrued but unpaid thereon were paid in full.

     (c) So long as any shares of Series 4 Preferred Stock are issued and outstanding:

          (i) no dividends whatever shall be paid or declared, nor shall any distribution be made, on any Junior Stock, other than a dividend or distribution payable in Junior Stock or warrants or other rights to purchase Junior Stock, unless all dividends on Series 4 Preferred Stock for all past semi-annual dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

          (ii) no dividends shall be paid or declared, nor shall any distribution be made on any Parity Stock (other than dividends or distribution of Junior Stock or of rights, warrants or options to acquire Junior Stock), except dividends or distributions paid ratably on the Series 4 Preferred Stock and all such Parity Stock on which dividends are payable and in arrears in proportion to the total amounts to which the holders of all such shares would then be entitled.

Nothing contained in this section 3 shall prohibit the Corporation from redeeming, purchasing, or otherwise acquiring any then outstanding shares of Junior Stock or Parity Stock at any time or from time to time.

     (d) The Board may fix a record date for the determination of holders of shares of Series 4 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. Absent the setting of any such record date, each dividend shall be paid to the holders of record of the Series 4 Preferred Stock as their names appear on the stock books of the Corporation on the business day next preceding the Semi-Annual Dividend Payment Date thereof. Dividends in arrears for any past
Semi-Annual Dividend Payment Date(s) may be declared and paid at any time, without reference to any regular Semi-Annual Dividend Payment Date, to the holders of record of the Series 4 Preferred Stock as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board.

4. No Voting Rights.

     (a) Notwithstanding anything to the Contrary contained in this Certificate, the Certificate of Incorporation or otherwise, the shares of Series 4 Preferred Stock shall not entitle the holders thereof to vote on any matter whatsoever, except as required by the General Corporation Law of the State of Delaware. Moreover, in no event shall the vote or consent of the holders of shares of Series 4 Preferred Stock be required in connection with the creation or authorization of any one or more classes or series of preferred or special stock (including the Preferred Stock), whether constituting Junior Stock, Parity Stock or Senior Stock.

     (b) The number of authorized shares of any class or classes, or any series, of stock of the Corporation (including without limitation the Preferred Stock and the Series 4 Preferred Stock) may be increased or decreased (but not below the number of shares of such class or classes or such series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of class or serial designation (and without any requirement of a separate affirmative vote or consent of the holders of the shares of Series 4 Preferred Stock voting separately as a class or series).

5. Reacquired Shares. Any shares of Series 4 Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be deemed retired and cancelled upon the acquisition thereof, and all such shares, upon their cancellation, shall become and return to the status of authorized but unissued shares of Preferred Stock without serial designation and which may be reissued as part of any new or then existing series of Preferred Stock.

6. Liquidation. The Series 4 Preferred Stock shall be preferred as to assets over the Junior Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series 4 Preferred Stock shall be entitled, in conjunction with any provision then being made for the holders of Parity Stock, to have set apart for them or to be paid out of the assets of the Corporation, after provision for the holders of Senior Stock, if any, but before any distribution is made to or set apart for the holders of Junior Stock, an amount in cash equal to, and in no event more than, $10.00 per share of Series 4 Preferred Stock plus a sum of money equal to all dividends accrued and unpaid thereon to the date that payment is made available to the holders of Series 4 Preferred Stock. If, upon such liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to the holders of its stock shall, after provision for the holders of Senior Stock, if any, be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Series 4 Preferred Stock and the amounts receivable by the holders of all Parity Stock, then all such assets of the Corporation shall be distributed ratably among the holders of Series 4 Preferred Stock and the holders of all Parity Stock, in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Corporation nor the sale, lease or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this section 6.

7. Redemption.

     (a) Subject to the provisions of section 7(b) hereof, the Corporation may (but shall in no event other than pursuant to section 7(c) hereof be required to), by action of the Board, at any time, and from time to time, redeem all or part of the issued and outstanding Series 4 Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, the sum of
(i) $10.00 for each such share to be redeemed plus (ii) an amount in cash equal to all dividends accrued but not paid on each such share to be redeemed to the date of redemption.

     (b) Prior to the fifth anniversary of the date of original issuance of shares of Series 4 Preferred Stock, the Corporation may not redeem any of the Series 4 Preferred Stock pursuant to this section 7.

     (c) The Corporation shall redeem all shares of Series 4 Preferred Stock no later than the seventh anniversary of their issuance.

     (d) In the event that less than all of the issued and outstanding Series Preferred Stock are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such other method as the Board may determine to be equitable.

     (e) In the event of a redemption of shares of Series 4 Preferred Stock, a notice fixing the time and place of redemption (and if less than all shares of Series 4 Preferred Stock are to be redeemed, identifying the shares to be redeemed) shall be mailed not less than ten (10) days nor more than sixty (60) days prior to the date so fixed to each holder of record of the Series 4 Preferred Stock to be redeemed at the address thereof as it appears on the records of the Corporation. No failure to mail any such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption.

     (f) From and after the date fixed for such redemption, unless the Corporation shall default in providing moneys for the payment of the redemption price, the holders of the shares so called for redemption shall not be entitled to any dividends and shall cease to have any rights or interests as holders of said shares, except the right to receive the payment herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

     (g) From and after the date specified for redemption, the Corporation shall, at the place specified in the notice of redemption, upon presentation and surrender to the Corporation by the holder thereof of the certificate(s) representing the shares of Series 4 Preferred Stock redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the redemption price of the shares of such holder to be redeemed, together with, if the certificate(s) presented and surrendered by such Holder represent a greater number of shares than the number of shares to be redeemed from such holder, one or more new certificates registered in the name of such holder and representing the shares of Series 4 Preferred Stock not redeemed.

8. Miscellaneous.

     (a) All accounting terms used herein and not expressly defined herein shall have the meaning given to them in accordance with generally accepted accounting principles.

     (b) The term "outstanding", when used herein with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a direct or indirect subsidiary thereof.

     (c) The term "person" when used herein shall mean any corporation, partnership, trust, organization, association or other entity or individual.

     (d) Nothing contained herein shall prevent the creation, authorization or issuance, either by or pursuant to authority granted in the Certificate of Incorporation (as the same may hereafter be amended), of any one or more classes or series of preferred or special stock (including the Preferred Stock), whether ranking prior to or on a parity with or junior to the Series 4 Preferred Stock as to dividends or in liquidation and/or having or carrying any powers, preferences and relative, participating, optional and other special rights authorized by law and the Certificate of Incorporation (as the same may hereafter be amended).

     (e) The headings of the sections and paragraphs of this resolution are for convenience of reference only and shall not define, limit or affect any of the provisions hereof."